UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2021

Golub Capital BDC 3, Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10106

 (Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

__________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2021 (the “Closing Date”), Golub Capital BDC 3, Inc. (the “Company”) completed a $398.9 term debt securitization (the “2021 Debt Securitization”). Term debt securitizations are also known as a collateralized loan obligations and are a form of secured financing incurred by a subsidiary of the Company, which is consolidated by the Company and subject to the Company’s overall asset coverage requirement.

On the Closing Date and in connection with the 2021 Debt Securitization, Golub Capital BDC 3 CLO 1 LLC (the “2021 Issuer”), an indirect, wholly-owned, consolidated subsidiary of the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., as the initial purchaser (the “Initial Purchaser”), pursuant to which the 2021 Issuer agreed to sell certain of the notes to be issued pursuant to an indenture (the “2021 Notes”) to the Initial Purchaser as part of the 2021 Debt Securitization.

The 2021 Notes offered in the 2021 Debt Securitization consist of $224.0 million of AAA Class A 2021 Notes, which bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.60%; $28.0 million of AA Class B 2021 Notes, which bear interest at the three-month LIBOR plus 1.85%; $36.0 million of A Class C-1 2021 Notes, which bear interest at the three-month LIBOR plus 2.80%; $10.0 million A Class C-2 2021 Notes, which bear interest at 3.91%; up to $28.0 million of BBB- Class D 2021 Notes, which remained unfunded upon closing of the transactions and, if funded, will bear interest at the three-month LIBOR plus a spread set in connection with the funding date but which in no event will be greater than 5.00% (the Class D 2021 Notes, together with the Class A 2021 Notes, the Class B 2021 Notes, the Class C-1 2021 Notes and the Class C-2 2021 Notes are referred to as the “Secured 2021 Notes”); and approximately $100.9 million of Subordinated 2021 Notes, which do not bear interest. The Class A 2021 Notes, the Class B 2021 Notes, the Class C-1 2021 Notes, and the Class C-2 2021 Notes were issued through a private placement through the Initial Purchaser. The Company indirectly retained all of the Class D 2021 Notes and Subordinated 2021 Notes.

The 2021 Debt Securitization is backed by a diversified portfolio of senior secured and second lien loans. Through April 15, 2025, all principal collections received on the underlying collateral may be used by the 2021 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the 2021 Issuer, in accordance with the Company’s investment strategy and subject to customary conditions set forth in the documents governing the 2021 Debt Securitization, allowing the Company to maintain the initial leverage in the 2021 Debt Securitization. The Secured 2021 Notes are due on April 15, 2033. The Subordinated 2021 Notes are due in 2121.

The Company intends to use the proceeds from the 2021 Debt Securitization to, among other things, purchase certain portfolio company investments (“Collateral Obligations”) from GBDC 3 Funding LLC, a wholly-owned subsidiary of the Company (the “Warehouse Borrower”) pursuant to the loan sale agreements described below and from other affiliates of the Company on the Closing Date. In connection therewith, the Warehouse Borrower intends to reduce certain outstanding indebtedness under the documents governing the credit facility entered into by the Warehouse Borrower, the Company, as equity holder and as servicer, the lenders from time to time parties thereto, Deutsche Bank AG, New York Branch, as facility agent, the other agents parties thereto, each of the entities from time to time party thereto as securitization subsidiaries and Deutsche Bank Trust Company Americas, as collateral agent and as collateral custodian. The Warehouse Borrower and other subsidiaries of the Company that sell Collateral Obligations to the 2021 Issuer (directly or indirectly pursuant to the loan sale agreements described below) expect to make distributions of cash to the Company.

Under the terms of the loan sale agreement entered into upon closing on the Closing Date (the “Closing Date Loan Sale Agreement”) that provided for the sale of assets on the Closing Date to satisfy risk retention requirements, (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the 2021 Debt Securitization for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (2) immediately thereafter, GC Advisors sold to the 2021 Issuer all of its ownership interest in such portfolio loans for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement. Under the terms of the other loan sale agreement (the “Master Loan Sale Agreement”) that provided for the sale of assets on the Closing Date as well as future sales from the Company to the 2021 Issuer through Golub Capital BDC 3 CLO 1 Depositor LLC, a direct, wholly-owned and consolidated subsidiary of the Company (the “2021 CLO Depositor”), (3) the Company sold and/or contributed to the 2021 CLO Depositor the remainder of its ownership interest in the portfolio company investments securing the 2021 Debt Securitization and participations for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement and (4) 2021 CLO Depositor, in turn, sold to the 2021 Issuer all of its ownership interest in such portfolio loans and participations for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the 2021 Issuer, and not GC Advisors, the 2021 CLO Depositor or the Company, holds all of the ownership interest in such portfolio company investments and participations. The Company made customary representations, warranties and covenants in these loan sale agreements.

The Secured 2021 Notes are the secured obligation of the 2021 Issuer, and the indenture governing the Secured 2021 Notes includes customary covenants and events of default.  The 2021 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors serves as collateral manager to the 2021 Issuer under a collateral management agreement and is entitled to receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the 2021 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, incorporated into this Current Report on Form 8-K by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Note Purchase Agreement, dated as of March 11, 2021, by and between Golub Capital BDC 3 CLO 1 LLC and Deutsche Bank Securities Inc.

10.2	Indenture, dated as of March 11, 2021, by and between Golub Capital BDC 3 CLO 1 LLC, as Issuer, and Deutsche Bank Trust Company Americas, as Trustee

10.3	Collateral Management Agreement, dated as of March 11, 2021, by and between Golub Capital BDC 3 CLO 1 LLC, as Issuer and GC Advisors LLC, as Collateral Manager

10.4	Master Loan Sale Agreement, dated as of March 11, 2021, by and among Golub Capital BDC 3, Inc., as the Seller, GC Advisors LLC, as the Closing Date Seller, Golub Capital BDC 3 CLO 1 LLC, as the Buyer, and GBDC 3 Funding LLC, as the Warehouse Borrower

10.5	Master Loan Sale Agreement, dated as of March 11, 2021, by and among Golub Capital BDC 3, Inc., as the Seller, Golub Capital BDC 3 CLO 1 Depositor LLC, as the Intermediate Seller, and Golub Capital BDC 3 CLO 1 LLC, as the buyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: March 17, 2021	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer